Exhibit (n)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Credit Suisse Corporate Credit Solutions, LLC:

We consent to the use of our report dated September 11, 2014, with respect to the statement of assets and liabilities of Credit Suisse Corporate Credit Solutions, LLC (a development stage company), as of August 29, 2014, included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Form N-2 Registration Statement.

/s/ KPMG LLP

New York, New York

September 26, 2014